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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-100291 and 333-85482) dated October 3, 2002 and April 3, 2002, respectively, of N2H2, Inc. of our report dated December 10, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Seattle, WA
December 18, 2002